                                                                     Exhibit 5.1

                                November 9, 2006

JetBlue Airways Corporation
118-29 Queens Boulevard
Forest Hills, New York 11375

Re: Registration No. 333-135545
    Final Prospectus Supplement dated November 7, 2006

Ladies and Gentlemen:

                We are acting as special counsel for JetBlue Airways
Corporation, a Delaware corporation ("JetBlue"), in connection with the offer and sale by JetBlue of up to $123,546,000 aggregate amount of pass through certificates (the "Pass Through Certificates") pursuant to a shelf Registration
Statement on Form S-3 (Registration No. 333-135545) (the "Registration
Statement") as filed with the Securities and Exchange Commission (the "SEC")
under the Securities Act of 1933, as amended (the "Securities Act"). The
Registration Statement includes a prospectus describing the pass through certificates (the "Pass Through Prospectus").

                Each series of Pass Through Certificates will be issued by a separate pass through trust under the provisions of a separate pass through trust agreement between JetBlue and the pass through trustee (the "Pass Through
Trustee"), the form of which will be filed as an exhibit to the Form 8-K of
JetBlue to be filed after the closing of the transactions (each, a "Pass Through
Agreement" and collectively, the "Pass Through Agreements"). We understand that the Pass Through Certificates will be sold or delivered in a manner set forth in the Final Prospectus Supplement to the Pass Through Prospectus dated November 7,
2006 (the "Prospectus Supplement").

                In connection with the opinions expressed below, we have
examined originals, or copies identified to our satisfaction, of such agreements, documents and certificates of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions.
We have also examined (i) the Amended and Restated Certificate of Incorporation
of JetBlue, as currently in effect, (ii) the Amended and Restated By-laws of
JetBlue, as currently in effect and (iii) the Pass Through Agreements in the form to be filed with the SEC. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned thereto in the Pass Through
Agreements. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. Further, we have assumed that (i) the Prospectus Supplement supplementing the Pass Through Prospectus will have been prepared and filed with the SEC describing the Pass Through Certificates, (ii) the Pass Through
Certificates of each series will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Pass Through Prospectus and the Prospectus Supplement, and (iii) a
definitive purchase, underwriting or similar agreement with respect to the Pass
Through Certificates will have been duly authorized and validly executed and delivered by JetBlue and the other parties thereto.

         Based on the foregoing, it is our opinion that:

         1. JetBlue is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. JetBlue has the full corporate power and authority to execute, deliver and perform its obligations under the Pass Through Agreements.

         3. With respect to the Pass Through Certificates of each series, when
(a) the execution and delivery of the Pass Through Agreement by JetBlue and the
Pass Through Trustee with respect to such series and the execution, authentication, issuance and delivery of the Pass Through Certificates of such series by the Pass Through Trustee shall have been duly authorized by all necessary corporate action of JetBlue and the Pass Through Trustee, (b) the Pass
Through Agreement with respect to such series shall have been duly executed and delivered by JetBlue and the Pass Through Trustee, and (c) the Pass Through
Certificates of such series shall have been duly executed, authenticated, issued and delivered by the Pass Through Trustee and issued, sold and paid for as contemplated by each of the Registration Statement, the Pass Through Prospectus,
the Prospectus Supplement and the Pass Through Agreement, assuming that the terms of the Pass Through Certificates of such series and the Pass Through
Agreement, and the issuance and sale of such Pass Through Certificates, are in compliance with then applicable law, (i) the Pass Through Agreement related to such series will constitute a valid and binding obligation of JetBlue, enforceable against JetBlue in accordance with its terms, and (ii) the Pass
Through Certificates of such series will be validly issued and will be entitled to the benefits of the related Pass Through Agreement.

            4. The statements under the caption "Certain U.S. Federal Income Tax
Consequences" in the Prospectus Supplement, insofar as they constitute statements of law or legal conclusions, are correct in all material respects as of the date hereof.

                Insofar as the foregoing opinions relate to the enforceability of any instrument, such enforceability is subject to (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, rehabilitation, moratorium, marshaling and other laws affecting the enforcement generally of creditors'
rights and remedies, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), applicable law relating to fiduciary duties, and judicial imposition of an implied covenant of good faith and fair dealing. No opinion is given herein as to the availability of specific performance or equitable relief of any kind.

                In giving the foregoing opinion, we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the corporate law of the State of Delaware and the federal law of the United States of America, in each case as in effect on the date hereof, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws, or (iii)
federal securities laws, including, without limitation, the Securities Act.

                We hereby consent to the filing of this opinion as an exhibit to the Form 8-K of JetBlue to be filed on November 9, 2006 and to the reference to us under the caption "Legal Matters" in the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                                                        Very truly yours,

                                                        /s/ Holland & Knight LLP